UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2006

Internet America, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-25147	86-0778979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10930 W. Sam Houston Pkwy., N., Suite 200 HOUSTON, TX	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 861-2500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On July 7, 2006, the Audit Committee of the Board of Directors of Internet America, Inc. (the “Company”), dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm. The Audit Committee approved the engagement of UHY, LLP (“UHY”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the years ended June 30, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by the Audit Committee. In connection with the audits for the years ended June 30, 2005 and 2004 and through July 7, 2006, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused them to make reference in connection with their opinion for such years to the subject matter of the disagreement. In connection with the audits for the years ended June 30, 2005 and 2004 and through July 7, 2006, there have been no reportable events (as defined in Item 304(a)(1)(iv) of Regulation S-B).

The Company has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements. A copy of such letter, dated July 13, 2006, is filed as Exhibit 16 to this Form 8-K.

(b) The Company approved the engagement of UHY as its new independent registered public accounting firm as of July 7, 2006. As a result of the Audit Committee’s desire to identify a more economic solution for the Company, the Audit Committee determined it was appropriate to make a change in the Company’s independent accountants. Following a review of the available alternatives, the Audit Committee has approved the engagement of UHY as the Company’s independent accountants.

During the Company’s fiscal years ended June 30, 2005 and 2004 and through July 7, 2006, the Company did not consult with UHY regarding either the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. During the Company’s fiscal years ended June 30, 2005 and 2004 and through July 7, 2006, the Company did not consult with UHY regarding any item that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-B.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
16	Letter of Deloitte & Touche LLP, dated July 13, 2006 pursuant to Section 304(a)(3) of Regulation S-B of the rules and regulations of the Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNET AMERICA, INC.

By:	/s/ William E. Ladin, Jr.
William E. Ladin, Jr. Chairman and Chief Executive Officer

Date: July 13, 2006